CERTIFICATE OF MERGER
OF
TECH LABORATORIES, INC.
(a Delaware corporation)

AND

TECH LABORATORIES, INC.
(a New Jersey corporation)

The undersigned corporations organized and existing under and by virtue of the General Corporation Law of the State of Delaware and the State of New Jersey,
DO HEREBY CERTIFY:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

NAME	STATE OF INCORPORATION

Tech Laboratories, Inc.	Delaware

Tech Laboratories, Inc.	New Jersey

SECOND: An Agreement and Plan of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of Title 8, Section 251(c) of the General Corporation Law of the State of Delaware, and Title 14A:10-1 of the General Corporation Law of the State of New Jersey, respectively.

THIRD: That the name of the surviving corporation of the merger is Tech Laboratories, Inc., a Delaware corporation, which will continue its existence as said surviving corporation under the name Tech Laboratories, Inc. upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware. The name of the merging corporation is Tech Laboratories, Inc.

FOURTH: That the Certificate of Incorporation of Tech Laboratories, Inc., a Delaware corporation, the surviving corporation, shall be the Certificate of Incorporation of the surviving corporation until amended and changed pursuant to the provisions of the General Corporation Law of the State of Delaware.

FIFTH:  The executed Agreement and Plan of Merger between the aforesaid constituent corporations is on file at an office of the aforesaid surviving corporation, the address of which is as follows:

1818 North Farwell Avenue, Milwaukee, Wisconsin 53202

SIXTH:  A copy of the aforesaid Agreement and Plan of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid consti-tuent corporations.

SEVENTH: The effective date of the merger shall be upon the filing of this Certificate of Merger with the Department of State of Delaware.

Dated: July 9, 2007.

TECH LABORATORIES, INC.

By:	/s/ JOHN KING
John King
Chief Executive Officer

TECH LABORATORIES, INC.

By:	/s/ JOHN KING
John King
Chief Executive Officer